UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                 Entry into a Material Definitive Agreement.

On May 8, 2017, Pandora Media, Inc., a Delaware corporation (the “Company” or “Pandora”), announced the entry into an Investment Agreement dated as of May 8, 2017 (the “Investment Agreement”) between the Company and an affiliate of Kohlberg Kravis Roberts LLC (“KKR”) relating to the issuance and sale to KKR of 150,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $150 million, or $1,000 per share. Under the Investment Agreement, the Company may also issue up to an additional $100 million of Series A Preferred Stock. The closing of the transaction contemplated by the Investment Agreement is conditioned upon certain customary closing conditions, including, among others, obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to close no earlier than June 8, 2017.

The Series A Preferred Stock will rank senior to the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with respect to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock will have a liquidation preference of $1,000 per share. Holders of Series A Preferred Stock will be entitled to a cumulative dividend at the rate of 7.5% per annum, payable quarterly in arrears, as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock classifying the Series A Preferred Stock, a form of which is attached as Annex I to the Investment Agreement (the “Certificate of Designation”). If the Company does not declare and pay a dividend, the dividend rate will increase by 0.5% to 8.0% per annum until all accrued but unpaid dividends have been paid in full.

The Series A Preferred Stock will be convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $13.50 per share and an initial conversion rate of 74.0741 shares of Common Stock per share of Series A Preferred Stock, subject to certain customary anti-dilution adjustments. Any conversion of Series A Preferred Stock may be settled by the Company, at its option, in shares of Common Stock at the conversion rate, cash in an amount equal to the market value of the shares of Common Stock into which the Series A Preferred Stock is to converted or any combination thereof.

Holders of Series A Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. Holders of Series A Preferred Stock will be entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock and the incurrence of indebtedness for borrowed money in excess of both $700 million and three times trailing four quarter Consolidated EBITDA (as defined in the Certificate of Designations).

Upon certain change of control events involving the Company, the Company will be required to repurchase all of the Series A Preferred Stock at the greater of (1) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends plus a change of control premium and (2) the consideration the holders would have received if they had converted their shares of Series A Preferred Stock into Common Stock immediately prior to the change of control event. Additionally, upon certain insolvency events involving the Company, the Company will be required to repurchase all of the Series A Preferred Stock for an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends.

On any date after the fifth anniversary of the closing, holders of Series A Preferred Stock will have the right to require the Company to redeem all or any portion of the Series A Preferred Stock at 100% of the liquidation preference thereof plus all accrued but unpaid dividends, at the election of the Company, for cash, shares of Common Stock or a combination thereof.

On any date after the third anniversary of the date of the issuance of the Series A Preferred Stock, if the volume weighted average price of the Common Stock exceeds $20.25, as may be adjusted pursuant to the Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days, all of the Series A Preferred Stock may be redeemed, at the election of the Company, for cash, shares of Common Stock or a combination thereof.
Pursuant to the Investment Agreement, the Company has agreed to elect Richard Sarnoff to the Company’s board of directors (the “Board”). KKR’s right to designate a director to the Board shall continue until KKR or its affiliates fail to beneficially own a specified threshold of shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Series A Preferred Stock (the “Fall-Away of KKR’s Board Rights”). After the Fall-Away of KKR’s Board Rights occurs, the holders of a majority of the Series A Preferred Stock will have the right to designate a director to the Board, and the Company agrees under the Investment Agreement to include such director in the Company’s slate of director nominees for the Company’s annual meetings, unless all initial holders of the Series A Preferred Stock fail to beneficially own in the aggregate a specified threshold of shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Series A Preferred Stock.

KKR and certain holders of the Series A Preferred Stock that become party to the Investment Agreement will be subject to certain standstill restrictions, including, among other things, that they will be restricted from acquiring additional securities of the Company, beginning on the Closing Date until the date that is six months after the date on which both (1) KKR and its permitted transferees no longer have the right to designate a Board member under the terms of the Investment Agreement and (2) the director designated by the holders of the Series A Preferred Stock is no longer serving on the Board. Subject to certain customary exceptions, KKR and certain holders of the Series A Preferred Stock that become party to the Investment Agreement will, subject to certain exceptions, be restricted from transferring the Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock until the one-year anniversary of the Closing Date.

The Investment Agreement may be terminated by either party if closing has not occurred by August 8, 2017. The Investment Agreement may also be terminated by the Company within 30 days in the event that (1) a bona fide acquisition proposal for ownership of 50% or more of the Company’s total assets or capital stock has been made to the Company, the Company’s stockholders or in the event that such proposal is announced publicly and (2) the Company approves, recommends, or publicly declares advisable any letter of intent, acquisition agreement, or other forms of agreements to consummate the acquisition proposal. In the event of such termination, the Company shall pay KKR a fee of $15,000,000.

KKR and certain holders of the Series A Preferred Stock and their affiliates will have certain customary registration rights with respect to the Series A Preferred Stock and the Common Stock issued upon conversion of Series A Preferred Stock pursuant to the terms of a registration rights agreement, a form of which is attached as Annex II to the Investment Agreement.

The foregoing description of the terms of the Series A Preferred Stock, the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the annexes thereto, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

A copy of the press release announcing the execution of the Investment Agreement and the transactions contemplated by the Investment Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02                 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, the Company has agreed to issue shares of Series A Preferred Stock to KKR. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. KKR represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock.

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2017, James M. P. Feuille and Peter Gotcher each resigned from the Board effective immediately. The resignations of Messrs. Feuille and Gotcher did not result from any disagreement with the Company, the Company’s management or the Board. Mr. Feuille was a chairman of the Board, chairman of the Compensation Committee and a member of the Audit Committee. Mr. Gotcher was chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

A copy of the press release announcing the above changes to the Board is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements regarding the investment by KKR and statements that do not relate to historical or current fact, are examples of forward-looking statements. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including factors relating to the successful closing of the investment by KKR and achievement of its potential benefits Further information on risks and uncertainties affecting Pandora’s business are described in Pandora’s filings with the Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pandora’s annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC on April 27, 2016 and in any of Pandora’s subsequently filed Form 10-Qs. Any forward-looking statement speaks only as of the date on which it is made. Pandora does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                 Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Exhibit Description
10.1	Investment Agreement dated as of May 8, 2017, by and among Pandora Media, Inc., KKR Classic Investors LLC and the other purchasers listed on the signature pages thereto
99.1	Press Release “Pandora Announces $150 Million Investment by KKR,” dated as of May 8, 2017
99.2	Press Release “Pandora Announces New Governance Measures And Confirms Ongoing Strategic Review,” dated as of May 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.
Dated: May 12, 2017	By:	/s/ Steve Bené
Steve Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Investment Agreement dated as of May 8, 2017, by and among Pandora Media, Inc., KKR Classic Investors LLC and the other purchasers listed on the signature pages thereto
99.1	Press Release “Pandora Announces $150 Million Investment by KKR,” dated as of May 8, 2017
99.2	Press Release “Pandora Announces New Governance Measures And Confirms Ongoing Strategic Review,” dated as of May 8, 2017